                                                                 EXHIBIT 3.18(b)

                                     BY-LAWS

                                       OF

                           KOLL PARTNERSHIPS II, INC.

                                      INDEX
                                      -----

                                                                                                               Page
                                                                                                               ----
ARTICLE I         STOCKHOLDERS ..............................................................................     1

   Section 1.1    Annual Meetings ...........................................................................     1
   Section 1.2    Special Meetings ..........................................................................     1
   Section 1.3    Notice of Meetings ........................................................................     1
   Section 1.4    Adjournments ..............................................................................     1
   Section 1.5    Quorum ....................................................................................     2
   Section 1.6    Organization ..............................................................................     2
   Section 1.7    Voting; Proxies ...........................................................................     2
   Section 1.8    Fixing Date for Determination of Stockholders of Record ...................................     2
   Section 1.9    List of Stockholders Entitled to Vote .....................................................     3
   Section 1.10   Action by Consent of Stockholders .........................................................     3
   Section 1.11   Inspectors of Election ....................................................................     4
   Section 1.12   Conduct of Meetings .......................................................................     4

ARTICLE II        BOARD OF DIRECTORS ........................................................................     5

   Section 2.1    Number; Qualifications ....................................................................     5
   Section 2.2    Election; Resignation; Removal; Vacancies .................................................     5
   Section 2.3    Regular Meetings ..........................................................................     5
   Section 2.4    Special Meetings ..........................................................................     5
   Section 2.5    Telephonic Meetings Permitted .............................................................     6
   Section 2.6    Quorum; Vote Required for Action ..........................................................     6
   Section 2.7    Organization ..............................................................................     6
   Section 2.8    Informal Action by Directors ..............................................................     6

ARTICLE III       COMMITTEES ................................................................................     6

   Section 3.1    Committees ................................................................................     6
   Section 3.2    Committee Rules ...........................................................................     7

   ARTICLE IV     OFFICERS ..................................................................................     7

   Section 4.1    Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal;
                  Vacancies .................................................................................     7
   Section 4.2    Chairman of the Board .....................................................................     7
   Section 4.3    President .................................................................................     8
   Section 4.4    Vice Presidents ...........................................................................     8
   Section 4.5    Secretary .................................................................................     8
   Section 4.6    Treasurer .................................................................................     8

ARTICLE V         STOCK .....................................................................................     9

   Section 5.1    Certificates ..............................................................................     9

    Section 5.2   Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates ......     9

ARTICLE VI        INDEMNIFICATION .................................................................     9

    Section 6.1   Right to Indemnification ........................................................     9
    Section 6.2   Prepayment of Expenses ..........................................................    10
    Section 6.3   Claims ..........................................................................    10
    Section 6.4   Nonexclusivity of Rights ........................................................    10
    Section 6.5   Other Indemnification ...........................................................    10
    Section 6.6   Amendment or Repeal .............................................................    10

ARTICLE VII       MISCELLANEOUS ...................................................................    11

    Section 7.1   Fiscal Year .....................................................................    11
    Section 7.2   Seal ............................................................................    11
    Section 7.3   Waiver of Notice of Meetings of Stockholders, Directors and Committees ..........    11
    Section 7.4   Interested Directors; Quorum ....................................................    11
    Section 7.5   Form of Records .................................................................    12
    Section 7.6   Amendment of By-Laws ............................................................    12

                                     BY-LAWS

                                       OF

                           KOLL PARTNERSHIPS II, INC.
                           --------------------------

                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------

          Section 1.1   Annual Meetings. An annual meeting of stockholders shall
                        ---------------
be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

          Section 1.2   Special Meetings. Special meetings of stockholders for
                        ----------------
any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

          Section 1.3   Notice of Meetings. Whenever stockholders are required
                        ------------------
or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          Section 1.4   Adjournments. Any meeting of stockholders, annual or
                        ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5   Quorum. Except as otherwise provided by law, the
                        ------
certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

          Section 1.6   Organization. Meetings of stockholders shall be presided
                        ------------
over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

          Section 1.7   Voting; Proxies. Except as otherwise provided by the
                        ---------------
certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or represented by proxy at the meeting and entitled to vote thereon.

          Section 1.8   Fixing Date for Determination of Stockholders of Record.
                        -------------------------------------------------------
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.9   List of Stockholders Entitled to Vote. The Secretary
                        -------------------------------------
shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10  Action by Consent of Stockholders. Unless otherwise
                        ---------------------------------
restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 1.11  Inspectors of Election. The corporation may, and shall
                        ----------------------
if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. If required by law, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. To the extent required by law, no ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspector or inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

          Section 1.12  Conduct of Meetings. The Board of Directors of the
                        -------------------
corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

          Section 2.1   Number; Qualifications. The authorized number of
                        ----------------------
directors shall be three (3) until changed by a duly adopted amendment to this by-law. Directors need not be stockholders.

          Section 2.2   Election; Resignation; Removal; Vacancies. The Board of
                        -----------------------------------------
Directors shall initially consist of the persons elected as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

          Section 2.3   Regular Meetings. Regular meetings of the Board of
                        ----------------
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

          Section 2.4   Special Meetings. Special meetings of the Board of
                        ----------------
Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

          Section 2.5   Telephonic Meetings Permitted. Members of the Board of
                        -----------------------------
Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 2.6   Quorum; Vote Required for Action. At all meetings of the
                        --------------------------------
Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.7   Organization. Meetings of the Board of Directors shall
                        ------------
be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8   Informal Action by Directors. Unless otherwise
                        ----------------------------
restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                  ARTICLE III

                                   COMMITTEES
                                   ----------

          Section 3.1   Committees. The Board of Directors may, by resolution
                        ----------
passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. No such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or revocation of dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or adopt a certificate of ownership and merger.

          Section 3.2   Committee Rules. Unless the Board of Directors otherwise
                        ---------------
provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 4.1   Executive Officers; Election; Qualifications; Term of
                        -----------------------------------------------------
Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a
---------------------------------------
President, a Secretary
and a Treasurer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          Section 4.2   Chairman of the Board. The Chairman of the Board, if
                        ---------------------
such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time prescribed by the by-laws. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.3 of this Article IV.

          Section 4.3   President. Subject to such supervisory powers, if any,
                        ---------
as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.

          Section 4.4   Vice Presidents. In the absence or disability of the
                        ---------------
President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting-, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the by-laws, the President or the Chairman of the Board.

          Section 4.5   Secretary. The Secretary shall keep or cause to be kept,
                        ---------
at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

          The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the

Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the by-laws or by law to be given, and shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the bylaws, the President or the Chairman of the Board.

          Section 4.6   Treasurer. The Treasurer shall keep and maintain, or
                        ---------
cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the by-laws, the President or the Chairman of the Board.

                                   ARTICLE V

                                      STOCK
                                      -----

          Section 5.1   Certificates. Every holder of stock shall be entitled to
                        ------------
have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 5.2   Lost, Stolen or Destroyed Stock Certificates; Issuance
                        ------------------------------------------------------
of New Certificates. The corporation may issue a new certificate of stock or
-------------------
uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

          Section 6.1   Right to Indemnification. The corporation shall
                        ------------------------
indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all judgments, fines, amounts paid in settlement, liabilities and losses suffered and expenses (including attorneys' fees) actually and reasonably incurred by such indemnitee in connection with such proceeding. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only, if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

          Section 6.2   Prepayment of Expenses. The corporation shall pay the
                        ----------------------
expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the
                                                --------  -------
payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 6.3   Claims. If a claim for indemnification or payment of
                        ------
expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 6.4   Nonexclusivity of Rights. The rights conferred on any
                        ------------------------
person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 6.5   Other Indemnification. The corporation's obligation, if
                        ---------------------
any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          Section 6.6   Amendment or Repeal. Any repeal or modification of the
                        -------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

          Section 7.1   Fiscal Year. The fiscal year of the corporation shall be
                        -----------
determined by resolution of the Board of Directors.

          Section 7.2   Seal. The corporate seal shall have the name of the
                        ----
corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 7.3   Waiver of Notice of Meetings of Stockholders, Directors
                        -------------------------------------------------------
and Committees. Any written waiver of notice, signed by the person entitled to
--------------
notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

          Section 7.4   Interested Directors; Quorum. No contract or transaction
                        ----------------------------
between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 7.5   Form of Records. Any records maintained by the
                        ---------------
corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

          Section 7.6   Amendment of By-Laws. These by-laws may be altered,
                        --------------------
amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                            CERTIFICATE OF SECRETARY
                            ------------------------

          I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of Koll Partnerships II, Inc., and that the above and foregoing By-laws were adopted as the By-laws of said corporation on the 4th day of May, 1994, by the Incorporator of this corporation and were ratified by the directors of the corporation pursuant to an Organizational Action dated May 4, 1994.

          IN WITNESS WHEREOF, I have hereunto set my hand as of this 4th day of May, 1994.

                                                 /s/ Robert C. Peterson
                                                 -------------------------------
                                                 Robert C. Peterson, Secretary

                           KOLL PARTNERSHIPS II, INC.

                             SECRETARY'S CERTIFICATE
                             -----------------------

          The undersigned, WILLIAM S. ROTHE, does hereby certify that he is the duly elected and acting Secretary of KOLL PARTNERSHIPS II, INC., a Delaware corporation (the "Corporation"), and that the following amendment to Article II,
Section 2.1 of the By-laws of the Corporation was adopted by the sole stockholder of the Corporation by Written Consent of the Sole Stockholder of the Corporation as of March 12, 1996:

               "NOW, THEREFORE, BE IT RESOLVED, that Article II,
      Section 2.1 of the By-laws of this Corporation is hereby amended to read in its entirety as follows:

               Section 2.1 Number; Qualifications. The authorized
                           ----------------------
               number of directors shall be two (2) until changed by a duly adopted amendment to this by-law. Directors need not be stockholders."

          The remainder of the Corporation's By-laws remain in full force and effect as of the date hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of April, 1996.

                                                  /s/ William S. Rothe
                                                --------------------------------
                                                WILLIAM S. ROTHE, Secretary
                                                KOLL PARTNERSHIPS II, INC.

                            KOLL PARTNERSHIPS II, INC

                             SECRETARY'S CERTIFICATE
                             -----------------------

          The undersigned, TRUDE A. TSUJIMOTO, does hereby certify that she is the duly elected and acting Secretary of KOLL PARTNERSHIPS II, INC., a Delaware corporation (the "Corporation"), and that the following amendment to Article II,
Section 2.1 of the By-laws of the Corporation was adopted by the sole stockholder of the Corporation by Written Consent of the Sole Stockholder of the Corporation as of December 16, 1997:

          "RESOLVED, that Article II, Section 2.1 of the By-laws of the Corporation is hereby amended to read in its entirety as follows:

               Section 2.1 Number; Qualifications. The authorized
                           ----------------------
               number of directors shall be three (3) until changed by a duly adopted amendment to this by-law. Directors need not be stockholders."

          The remainder of the Corporation's By-laws remain in full force and effect as of the date hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of December, 1997.

                                                 /s/ Trude A. Tsujimoto
                                                --------------------------------
                                                Trude A. Tsujimoto, Secretary
                                                KOLL PARTNERSHIPS II, INC.